January 2025

Preliminary Pricing Supplement No. 5,896

Registration Statement Nos. 333-275587; 333-275587-01

Dated January 13, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the Energy Select Sector SPDR® Fund

￭The notes offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes will pay no interest and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. At maturity:

￭If the average ending price is greater than the starting price, investors will receive the principal amount plus a positive return equal to at least 125% (to be determined on the pricing date) of the percentage increase in the price of the underlying from the starting price to the average ending price.

￭If the average ending price is less than or equal to the starting price, investors will receive the principal amount but will not receive any positive return on their investment.

￭Average ending price of the underlying based on the average of closing prices of the underlying on the specified dates occurring quarterly during the term of the notes.

￭Repayment of principal at maturity, subject to our creditworthiness

￭The notes are for investors who are concerned about principal risk but seek an equity-based return, and who are willing to forgo current income in exchange for upside exposure of performance of the underlying.

￭The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments, including the repayment of principal at maturity, are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment.

￭These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in the underlying.

The current estimated value of the notes is approximately $943.30 per note, or within $43.30 of that estimate. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying, instruments based on the underlying, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Notes” on page 3.

The notes have complex features and investing in the notes involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11. All payments on the notes are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Notes” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per note	$1,000	$38.25	$961.75
Total	$	$	$

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $38.25 for each note it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $27.50 per note, and WFA may receive a distribution expense fee of $0.75 for each note sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain notes sold in this offering, we may pay a fee of up to $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Notes Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	February 2, 2029†, subject to postponement if the final calculation day is postponed*
Underlying:	Energy Select Sector SPDR® Fund (the “underlying”)
Fund underlying index:	S&P® Energy Select Sector Index
Fund underlying index publisher:	S&P® Dow Jones Indices LLC, or any successor thereof
Maturity payment amount:

At maturity, the maturity payment amount per $1,000 principal amount of notes will be determined as follows:

●If the average ending price is greater than the starting price:

$1,000 plus:

, or

●If the average ending price is less than or equal to the starting price:

$1,000

Average underlying return:	The “average underlying return” is the percentage change from the starting price to the average ending price, measured as follows: average ending price – starting price starting price
Starting price:	$ , which is the fund closing price of the underlying on the pricing date
Average ending price:	The “average ending price” will be the arithmetic average of the fund closing price of the underlying on the calculation days.
Calculation days:

Quarterly, on the 30th of each January, April, July and October, commencing April 2025 and ending January 2029, and the final calculation day, each subject to postponement. We refer to January 30, 2029 as the “final calculation day.”**†

Upside participation rate:	The “upside participation rate” will be determined on the pricing date and will be at least 125%.
Principal amount:	$1,000 per note. References in this document to a “note” are to a note with a principal amount of $1,000.
Pricing date:	January 31, 2025†
Original issue date:	February 5, 2025† (3 business days after the pricing date)
Adjustment factor:

1.0, subject to adjustment in the event of certain events affecting the underlying. See “General Terms of the Notes—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement.

CUSIP / ISIN:	61777R4U4 / US61777R4U46
Listing:	The notes will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Notes—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the calculation days and maturity date may also be changed in our discretion to ensure that the term of the notes remains the same.

* Subject to postponement pursuant to “General Terms of the Notes—Payment Dates” in the accompanying product supplement.

** Subject to postponement pursuant to “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement.

January 2025 Page 2

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

Estimated Value of the Notes

The principal amount of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than $1,000 per note. We estimate that the value of each note on the pricing date will be approximately $943.30, or within $43.30 of that estimate. Our estimate of the value of the notes as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underlying. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying, instruments based on the underlying, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, including the upside participation rate, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time.

January 2025 Page 3

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

Investor Considerations

The Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029 (the “notes”) can be used:

￭As an alternative to direct exposure to the underlying that provides returns for the average positive performance of the underlying, where the average ending price is based on the average of the closing prices of the underlying on specified dates occurring quarterly during the term of the notes

￭To achieve similar levels of upside exposure to the underlying as a direct investment

The notes are not designed for, and may not be an appropriate investment for, investors who:

￭Do not understand that if the average ending price of the underlying is not greater than the starting price, they will not receive any positive return on their investment in the notes

￭Seek a liquid investment or are unable or unwilling to hold the notes to maturity

￭Are unwilling to accept the risk that the average ending price of the underlying may be less than or equal to the starting price, in which case investors will receive only the principal amount of the notes at maturity

￭Seek exposure to the upside performance of the underlying as measured solely from the pricing date to a date near stated maturity

￭Seek current income from their investments

￭Seek exposure to the underlying but are unwilling to accept the risk/return trade-offs inherent in the payment at maturity for the notes

￭Are unwilling to accept our credit risk

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings

The considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the notes in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the notes. For more information about the underlying, please see the section titled “Energy Select Sector SPDR® Fund” below.

January 2025 Page 4

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

Determining Payment at Maturity

At maturity, the maturity payment amount per $1,000 principal amount of notes will be determined as follows:

January 2025 Page 5

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

How the Notes Work

Payoff Diagram

The payoff diagram below illustrates the maturity payment amount on the notes based on the following terms:

Principal amount:	$1,000 per note
Hypothetical upside participation rate:	125%. The actual upside participation rate will be determined on the pricing date.

Notes Payoff Diagram

The underlying
The notes
$1,000
Principal amount
Maturity payment amount per note
$2,100
$2,000
$1,900
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
120%
Percentage change from the starting price to the average ending price

January 2025 Page 6

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

Scenario Analysis and Examples of Maturity Payment Amount at Maturity

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the underlying relative to the starting price. We cannot predict the average ending prices on the calculation days. In order to more clearly present the hypothetical movements of the underlying, the graphs accompanying the hypothetical calculations use different scales for the closing price on the vertical axis. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the underlying. The numbers appearing in the examples below may have been rounded for ease of analysis. The following scenario analysis and examples illustrate the payment at maturity on a hypothetical offering of the notes, based on the following terms*:

Investment term:	Approximately 4 years
Hypothetical starting price:	$100.00
Hypothetical upside participation rate:	125% of the principal amount

*The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price and upside participation rate will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual fund closing prices of the underlying, see the historical information set forth herein.

Example 1 — The underlying generally appreciates earlier in the term of the notes and depreciates later in the term of the notes, and the maturity payment amount is greater than the principal amount.

Example 1
Endning Price
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
0.0
1.0
2.0
3.0
4.0
Year
Closing Price
Average Ending Price

Energy Select Sector SPDR® Fund
Hypothetical starting price:	$100.00
Hypothetical average ending price:	$120.00
Hypothetical average underlying return:	20%

Because the hypothetical average ending price is greater than the hypothetical starting price, the maturity payment amount would equal $1,000 plus a positive return equal to:

$1,000 × average underlying return × upside participation rate
$1,000 × 20% × 125%
= $250

On the maturity date, you would receive the maturity payment amount equal to $1,250 per $1,000 principal amount of notes, resulting in a total return on the notes of 25%.

This example illustrates a scenario in which the averaging feature results in a greater return at maturity than a return based solely on the closing price of the underlying on a date near maturity. In this scenario, the closing price of the underlying increases early in the term of the notes, remains consistently above the starting price for a significant period of time and then decreases to a price below the average ending price near maturity of the notes. Note that, as Examples 2 and 3 illustrate, there are other scenarios in which the averaging approach would result in a lower return at maturity.

January 2025 Page 7

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

Example 2 — The underlying generally appreciates over the term of the notes, and the maturity payment amount is greater than the principal amount.

Example 2
Ending Price
$0
$20
$40
$60
$80
$100
$120
$140
$160
$180
$200
$220
$240
$260
$280
$300
$320
$340
0.0
1.0
2.0
3.0
4.0
Year
Closing Price
Average Ending Price

Energy Select Sector SPDR® Fund
Hypothetical starting price:	$100.00
Hypothetical average ending price:	$220.00
Hypothetical average underlying return:	120%

Because the hypothetical average ending price is greater than the hypothetical starting price, the maturity payment amount would equal $1,000 plus a positive return equal to:

$1,000 × average underlying return × upside participation rate
$1,000 × 120% × 125%
= $1,500

On the maturity date, you would receive the maturity payment amount equal to $2,500 per $1,000 principal amount of notes.

This example illustrates a scenario in which the averaging feature results in a lower return at maturity than a return based solely on the closing price of the underlying on a date near maturity. In this scenario, the closing price of the underlying steadily increases over the term of the notes, resulting in a closing price near maturity that is greater than the average ending price.

Example 3 — The underlying generally depreciates earlier in the term of the notes and appreciates later in the term of the notes, and the maturity payment amount is equal to the principal amount.

Example 3
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Ending Price
0.0
1.0
2.0
3.0
4.0
Year
Closing Price
Average Ending Price

Energy Select Sector SPDR® Fund
Hypothetical starting price:	$100.00
Hypothetical average ending price:	$95.00
Hypothetical underlying return:	-5%

Because the hypothetical average ending price is less than or equal to the hypothetical starting price, the maturity payment amount would equal the principal amount, and you would not receive any positive return:

January 2025 Page 8

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

On the stated maturity date, you would receive $1,000.00 per note.

This example illustrates a scenario in which the averaging feature results in no positive return at maturity, even though the closing price of the underlying on a date near maturity is greater than the starting price. In this scenario, the closing price of the underlying decreases early in the term of the notes, remains consistently below the starting price for a significant period of time and then increases later in the term of the notes.

Example 4 — The underlying generally depreciates over the term of the notes, and the maturity payment amount is equal to principal amount.

Example 4
Ending Price
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Closing Price
Average Ending Price
0.0
1.0
2.0
3.0
4.0
Year

Energy Select Sector SPDR® Fund
Hypothetical starting price:	$100.00
Hypothetical average ending price:	$50.00
Hypothetical underlying return:	-50%

Because the hypothetical average ending price is less than the hypothetical starting price, the maturity payment amount per note would equal the principal amount and you would not receive any positive return.

On the stated maturity date, you would receive $1,000.00 per note.

January 2025 Page 9

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

Scenario Analysis – Hypothetical Maturity Payment Amount for each $1,000 Principal Amount of Notes.

Performance of the Underlying*		Performance of the Notes(1)
Average Ending Price	Average Underlying Return	Maturity Payment Amount	Return on Notes(2)
$250.00	150.00%	$2,875.00	187.50%
$200.00	100.00%	$2,250.00	125.00%
$190.00	90.00%	$2,125.00	112.50%
$180.00	80.00%	$2,000.00	100.00%
$170.00	70.00%	$1,875.00	87.50%
$160.00	60.00%	$1,750.00	75.00%
$150.00	50.00%	$1,625.00	62.50%
$140.00	40.00%	$1,500.00	50.00%
$130.00	30.00%	$1,375.00	37.50%
$120.00	20.00%	$1,250.00	25.00%
$110.00	10.00%	$1,125.00	12.50%
$105.00	5.00%	$1,062.50	6.25%
$100.00(3)	0.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$80.00	-20.00%	$1,000.00	0.00%
$70.00	-30.00%	$1,000.00	0.00%
$60.00	-40.00%	$1,000.00	0.00%
$50.00	-50.00%	$1,000.00	0.00%
$40.00	-60.00%	$1,000.00	0.00%
$30.00	-70.00%	$1,000.00	0.00%
$20.00	-80.00%	$1,000.00	0.00%
$10.00	-90.00%	$1,000.00	0.00%
$0.00	-100.00%	$1,000.00	0.00%

*The underlying excludes cash dividend payments with respect to the underlying.

(1) Assumes an upside participation rate of 125% of the principal amount.

(2) The “Return on Notes” is the number, expressed as a percentage, which results from comparing the maturity payment amount per $1,000 principal amount of notes to the purchase price of $1,000 per note.

(3) The hypothetical starting price

January 2025 Page 10

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭You may not receive any positive return on the notes. The notes provide for a maturity payment amount that may be greater than or equal to the principal amount of the notes, depending on the average performance of the underlying. As the notes do not pay any interest, if the average performance of the underlying does not appreciate, you will not receive any positive return on your investment in the notes. Although the notes provide for the repayment of the principal amount at maturity (subject to our credit risk), regardless of the performance of the underlying, you may nevertheless suffer a loss on your investment in the notes, in real value terms, if you do not receive an average positive return on the notes. This is because inflation may cause the real value of the principal amount to be less at maturity than it is at the time you invest, and because an investment in the notes represents a forgone opportunity to invest in an alternative asset that does generate a positive return. The potential loss in real value terms will be greater the longer the term of the notes.

Even if you do receive a positive return on your investment in the notes, there can be no assurance that your total return at maturity on the notes will compensate you for the effects of inflation, and your yield on the notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security from us or another issuer with a similar credit rating with the same stated maturity date. You should carefully consider whether an investment that may not provide for any positive return, or may provide a return that is lower than the return on conventional debt securities, is appropriate for you.

￭The potential for a positive return on the notes at maturity is based on the average performance of the underlying during the term of the notes, which may be less favorable than the performance of the underlying as measured from its starting price to its price at or near maturity.

The potential for a positive return on the notes at maturity is based on the average ending price, which will be calculated by reference to an average of the prices of the underlying on calculation days occurring quarterly over the term of the notes. The average ending price, as so calculated, may be less than the price of the underlying at or near maturity. If the average ending price is less than the price of the underlying at or near maturity, the average performance of the underlying that is measured for purposes of the notes will be less favorable than the performance of the underlying as measured from its starting price to its price at or near maturity, which we refer to as its “point-to-point” performance. As a result, the return on the notes may underperform the point-to-point performance of the underlying and, therefore, may underperform the return that would have been achieved on a direct investment in the underlying held over the term of the notes.

For example, if the price of the underlying increases at a more or less steady rate over the term of the notes, the average ending price will be less than the price of the underlying at or near maturity, and the average performance of the underlying as measured for purposes of the notes will be less than its point-to-point performance. This underperformance will be especially significant if there is a significant increase in the price of the underlying later in the term of the notes. In addition, because of the way the average ending price is calculated, it is possible that you will not receive any positive return on your investment at maturity even if the price of the underlying at or near maturity is significantly greater than the starting price. One scenario in which this may occur is when the price of the underlying declines early in the term of the notes and increases significantly later in the term of the notes. You should not invest in the notes unless you understand and are willing to accept the return characteristics associated with the averaging feature of the notes.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. or any other dealer may be willing to purchase or sell the notes in the secondary market. We expect that generally the level of interest rates available in the market and the price of the underlying on any day, including in relation to the starting price, will affect the value of the notes more than any other factors. Other factors that may influence the value of the notes include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying or the securities markets generally and which may affect the price of the underlying, odividend rates on the underlying or the stocks composing the fund underlying index,

othe time remaining until the notes mature,

ointerest and yield rates in the market,

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Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity.

You cannot predict the future performance of the underlying based on its historical performance. See “Energy Select Sector SPDR® Fund Overview” below.

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities, including the notes, if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the notes is not linked to the value of the underlying at any time other than the calculation days. The average ending price will be based on the arithmetic average of the fund closing prices of the underlying on each calculation day, subject to postponement for non-trading days and certain market disruption events. Even if the price of the underlying increases prior to the calculation days but then decreases by the calculation days, the maturity payment amount will be less, and may be significantly less, than it would have been had the maturity payment amount been linked to the price of the underlying prior to such decrease. Although the actual price of the underlying on the maturity date or at other times during the term of the notes may be higher than the average ending price, the maturity payment amount will be based solely on the fund closing price of the underlying on the calculation days.

￭Investing in the notes is not equivalent to investing in the underlying or the stocks composing the fund underlying index. Investing in the notes is not equivalent to investing in the underlying, the fund underlying index or the stocks that constitute the fund underlying index. Investors in the notes will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying or the stocks that constitute the fund underlying index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the principal amount reduce the economic terms of the notes, cause the estimated value of the notes to be less than the principal amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the principal amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the principal amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the principal amount and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

January 2025 Page 12

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The notes will not be listed on any securities exchange and secondary trading may be limited. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. and WFS may, but are not obligated to, make a market in the notes and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the notes, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will determine the starting price and the average ending price and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the average ending price in the event of a market disruption event or certain adjustments to the adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “General Terms of the Notes—Market Disruption Events,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and possibly to other instruments linked to the underlying or the fund underlying index), including trading in the underlying and in other instruments related to the underlying or fund underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation days approach. Some of our affiliates also trade the underlying or the stocks that constitute the fund underlying index and other financial instruments related to the fund underlying index and other financial instruments related to the underlying on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price, and, therefore, could increase the price at or above which the underlying must close on the calculation days so that investors receive a maturity payment amount that exceeds the principal amount of the notes. Additionally, such hedging or trading activities during the term of the notes, including on the calculation days, could adversely affect the price of the underlying on the calculation days, and, accordingly, the amount of cash an investor will receive at maturity.

￭The maturity date may be postponed if the final calculation day is postponed. If a scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the notes will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the underlying to which the notes are linked.

January 2025 Page 13

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

Risks Relating to the Underlying

￭Investing in the notes exposes investors to risks associated with investments with a concentration in the energy sector. The stocks included in the Energy Select Sector Index and that are generally tracked by the XLE Shares are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the notes is linked to the performance of the XLE Shares, an investment in the notes exposes investors to risks associated with investments in notes with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to notes of a more broadly diversified group of issuers.

￭The performance and market price of the underlying, particularly during periods of market volatility, may not correlate with the performance of the fund underlying index, the performance of the component securities of the fund underlying or the net asset value per share of the underlying. The underlying does not fully replicate the fund underlying index and may hold securities that are different than those included in the fund underlying index. In addition, the performance of the underlying will reflect additional transaction costs and fees that are not included in the calculation of the fund underlying index. All of these factors may lead to a lack of correlation between the performance of the underlying and the fund underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities constituting the underlying may impact the variance between the performance of the underlying and the fund underlying index. Finally, because the shares of the underlying are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the underlying may differ from the net asset value per share of the underlying.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting the underlying may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the underlying may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the underlying, and their ability to create and redeem shares of the underlying may be disrupted. Under these circumstances, the market price of shares of the underlying may vary substantially from the net asset value per share of the underlying or the level of the fund underlying index.

For all of the foregoing reasons, the performance of the underlying may not correlate with the performance of the fund underlying index, the performance of the component securities of the fund underlying index or the net asset value per share of the underlying. Any of these events could materially and adversely affect the price of the shares of the underlying and, therefore, the value of the notes. Additionally, if market volatility or these events were to occur on any calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the maturity payment amount of the notes. If the calculation agent determines that no market disruption event has taken place, the maturity payment would be based on the published closing price per share of the underlying on such calculation day, even if the underlying’s shares are underperforming the fund underlying index or the component securities of the fund underlying index and/or trading below the net asset value per share of the underlying.

￭Adjustments to the underlying or the fund underlying index could adversely affect the value of the notes. The investment adviser to the underlying, SSGA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the fund underlying index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the underlying. Any of these actions could adversely affect the price of the underlying and, consequently, the value of the notes. S&P® Dow Jones Indices

January 2025 Page 14

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

LLC (the “fund underlying index publisher”) is responsible for calculating and maintaining the fund underlying index. The fund underlying index publisher may add, delete or substitute the stocks constituting the fund underlying index or make other methodological changes that could change the value of the fund underlying index. The fund underlying index publisher may discontinue or suspend calculation or publication of the fund underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued fund underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the fund underlying index, and, consequently, the price of the underlying and the value of the notes.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the shares of the underlying. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the underlying. However, the calculation agent will not make an adjustment for every event that could affect the underlying. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, the adjustment factor may materially and adversely affect the value of the notes.

￭Historical prices of the underlying should not be taken as an indication of the future performance of the underlying during the term of the notes. No assurance can be given as to the price of the underlying at any time, including on the calculation days, because historical prices of the underlying do not provide an indication of future performance of the underlying.

January 2025 Page 15

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that this fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Energy Select Sector SPDR® Fund is accurate or complete.

The following graph sets forth the daily closing prices of the underlying for the period from January 1, 2020 through January 10, 2025. The closing price of the underlying on January 10, 2025 was $88.39. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The underlying has at times experienced periods of high volatility. You should not take the historical prices of the underlying as an indication of its future performance, and no assurance can be given as to the closing price of the underlying on the calculation day.

Energy Select Sector SPDR® Fund Daily Closing Prices January 1, 2020 to January 10, 2025

This document relates only to the notes offered hereby and does not relate to the underlying. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying (and therefore the price of the underlying at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. As a prospective purchaser of the notes, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying.

January 2025 Page 16

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

Energy Select Sector Index. The Energy Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. The Energy Select Sector Index includes component stocks in industries such as energy equipment and services; and oil, gas & consumable fuels. For more information, see “S&P® Select Sector Indices—Energy Select Sector Index” in the accompanying index supplement.

January 2025 Page 17

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

Additional Information About the Notes

Minimum ticketing size

$1,000 / 1 note

Tax considerations

In the opinion of our counsel, Davis Polk & Wardwell LLP, the notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying product supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders.” Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying product supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of the payments on the notes. The comparable yield will be determined on the pricing date and may be significantly higher or lower than the comparable yield if the notes were priced on the date hereof. The comparable yield and the projected payment schedule (or information about how to obtain them) will be provided in the final pricing supplement. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.

You should read the discussion under “United States Federal Taxation” in the accompanying product supplement concerning the U.S. federal income tax consequences of an investment in the notes.

The comparable yield and the projected payment schedule will not be provided for any purpose other than the determination of U.S. Holders’ accruals of interest income and adjustments thereto in respect of the notes for U.S. federal income tax purposes, and we make no representation regarding the actual amount of the payments that will be made on the notes.

If you are a non-U.S. investor, please also read the section of the accompanying product supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

As discussed in the accompanying product supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an Internal Revenue Service (“IRS”) notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the notes and current market conditions, we expect that the notes will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the notes do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the notes should not be Specified Securities and, therefore, should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the notes.

January 2025 Page 18

Morgan Stanley Finance LLC

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity

Notes Linked to the Energy Select Sector SPDR® Fund due February 2, 2029

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $38.25 for each note it sells. WFS proposes to offer the notes in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $27.50 per note. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per note of the commission to WFA as a distribution expense fee for each note sold by WFA.

In addition, in respect of certain notes sold in this offering, we may pay a fee of up to $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for information about the distribution arrangements for the notes. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes. When MS & Co. prices this offering of notes, it will determine the economic terms of the notes, including the upside participation rate, such that for each note the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Notes” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution; Conflicts of Interest” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Notes Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement, in the index supplement or in the prospectus.

January 2025 Page 19